EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-31984 of Avondale Industries, Inc. on Forms S-8 and S-3 of our report dated March 22, 1994 appearing in this Annual Report on Form 10-K of Avondale Industries, Inc. for the year ended December 31, 1993.




DELOITTE & TOUCHE

New Orleans, Louisiana
March 29, 1994